Exhibit 5.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have read the Registration Statement on Amendment No. 1 to Form F-10 (“Form F-10/A”) of Avalon Rare Metals Inc. (“Avalon”) dated May 4, 2011.

We consent to the incorporation by reference and to the use of our report dated November 5, 2010 relating to the financial statements of Avalon as at and for the three years ended August 31, 2010, 2009 and 2008 appearing in the Form F-10/A.

/s/ McCarney Greenwood LLP
Toronto, Ontario	McCarney Greenwood LLP
May 4, 2011	Chartered Accountants
Licensed Public Accountants